Advanced Series Trust
For the period ended 12/31/07
File number 811-05186

                              SUB-ITEM 77D

                          ADVANCED SERIES TRUST
Supplement dated September 25, 2007 to the Prospectus dated May 1, 2007

This Supplement sets forth changes to the Prospectus, dated May 1, 2007 (the SAI), of Advanced Series Trust (the Trust). All of the Trust Portfolios discussed in this Supplement may not be available under your variable contract. For more information about the Trust Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Prospectus and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus.

A. The Board of Trustees of the Trust (the Board) approved new secondary blended performance benchmarks for the Portfolios listed below. The Portfolios' current secondary blended performance benchmarks and new secondary blended performance benchmarks are listed below. Such changes are expected to become effective on or about October 1, 2007.

The information will be in the following order:

Portfolio
Current Secondary Blended Performance Benchmark
New Secondary Blended Performance Benchmark

AST First Trust Balanced Target Portfolio
S&P 500 Index: 65%  Lehman Bros Agg Bond Index: 35%
S&P 500 Index: 65%  Dow Jones Corporate Bond Index: 35%

AST First Trust Capital Appreciation Target Portfolio
S&P 500 Index: 80%  Lehman Bros Agg Bond Index: 20%
S&P 500 Index: 80%  Dow Jones Corporate Bond Index: 20%

B. The Board approved a new primary blended performance benchmark for the AST Advanced Strategies Portfolio. The current primary blended performance benchmark and the new primary blended performance benchmark for the AST Advanced Strategies Portfolio are listed below. Such changes are expected to become effective on or about November 1, 2007.

     Current Primary                               New Primary
Blended Performance Benchmark             Blended Performance Benchmark

MSCI World Index: 50%                        Russell 3000 Index: 40%
Lehman Brothers Aggregate Bond
   Index: 15%                                MSCI EAFE Index: 20%
JP Morgan Government Bond                    Lehman Brothers Global
                                                Aggregate Bond Index
                                                (USD Hedged): 30%

Non - US (USD Hedged): 10%                     Custom Extended Markets
                                                  Index*: 10%
JP Morgan EMBI Global Index (US$): 5%
Lehman Brothers US Tips Index: 10%
Russell 3000 Index: 10%

 _____
* The Custom Extended Markets Index will be comprised of equal weightings of the Lehman Brothers US TIPS Index, the Dow Jones AIG Commodity Total Return Index, and the Dow Jones Wilshire REIT Index.

 C. The Board also recently approved investment policy changes and revised primary and secondary blended performance benchmarks for the AST Capital Growth Asset Allocation Portfolio as described below. Such changes are expected to become effective on or about October 1, 2007.

Under normal conditions, the assets of the AST Capital Growth Asset Allocation Portfolio are currently invested in accordance with the table set forth below.

Approximate Net Assets                    Approximate Net Assets
Allocated to Underlying                   Allocated to Underlying
Portfolios Investing                      Portfolios Investing
Primarily in Equity                       Primarily in Debt
Securities                                Securities and Money Market
                                          Instruments
        80%                                        20%
(Deviation of between + 7.5%               (Deviation of between + 7.5%
and -7.5%)                                  and -7.5%)
(Generally range from 72.5%-               (Generally range from 12.5%-
87.5%)                                      27.5%)


The revised asset allocation mix for the AST Capital Growth Asset
Allocation Portfolio is set forth below.

Approximate Net Assets                     Approximate Net Assets
Allocated to Underlying                    Allocated to Underlying
Portfolios Investing                       Portfolios Investing
Primarily in Equity                        Primarily in Debt Securities
Securities                                 and Money Market Instruments
      75%                                             25%
(Deviation of between +5% and             (Deviation of between -5% and
-7.5%)                                     +7.5%)
(Generally range from 67.5% -             (Generally range from 20.0% -
80.0%)                                     32.5%)


The current primary and secondary blended performance benchmarks for the AST Capital Growth Asset Allocation Portfolio are set forth below.

[Page Break]



Current Primary Blended                   Current Secondary Blended
Performance Benchmark                     Performance Benchmark
Russell 3000 Index: 64%                   S&P 500 Index: 80%
MSCI EAFE Index: 16%                      Lehman Brothers Aggregate
Lehman Brothers Aggregate                 Bond Index: 20%
Bond Index: 20%

The Board approved revised primary and secondary blended performance benchmarks for the AST Capital Growth Asset Allocation Portfolio as set forth below in order to conform to the Portfolio's revised asset allocation mix.

Revised Primary Blended                  Revised Secondary Blended
Performance Benchmark                    Performance Benchmark
Russell 3000 Index: 60%                  S&P 500 Index: 75%
MSCI EAFE Index: 15%                     Lehman Brothers Aggregate
Lehman Brothers Aggregate Bond           Bond Index: 25%
Index: 25%